                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-169151

*NEW ISSUE* $600mm GE Capital Credit Card Master Note Trust (GEMNT) 2011-1 **PRICED**

JOINT LEADS: RBS, BAML
CO-MANAGERS: C, JPM, Williams

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Cls $Size-mm WAL   M/F*      E.FIN  L.FIN  BNCH   SPD   PX
A   600.000  2.97  Aaa/AAA   01/14  01/17  1mL  + 55    $100
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* Expected Ratings

BILL & DELIVER          : RBS
EXPECTED SETTLEMENT DATE: January 27, 2011
FIRST PAYMENT DATE      : March 15, 2011
OFFERING TYPE           : Public
BBERG TICKER            : GEMNT 2011-1
ERISA ELIGIBLE          : Yes

IMPORTANT NOTICE
The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov
(http://www.sec.gov/). Alternatively, RBS will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing
offeringmaterials@rbs.com